Exhibit 23.1

[Letterhead of Deloitte Touche Tohmatsu]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement of A-Max Technology Limited on Form F-1 of our audit report dated May 31, 2005, except for footnote 21, which is dated July 7, 2005, appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference made to us under the headings “Selected Consolidated Financial Data” and “Experts” in such prospectus.

/s/ Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu
Hong Kong
September 13, 2005

HK\20325.2